Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (File Nos. 333-189687, 333-193472, 333-203003 and 333-210232) and the Registration Statement on Form S-3 (File No. 333-197414) of Aratana Therapeutics, Inc. of our report dated March 14, 2017 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 14, 2017